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                                                                 Exhibit No. 3.1

                      RESTATED CERTIFICATE OF INCORPORATION
                             OF OPEN SOLUTIONS INC.

         OPEN SOLUTIONS INC., a corporation incorporated under the General Corporation Law of Delaware, hereby amends and restates its Certificate of Incorporation, which was originally filed with the Secretary of State on May 18, 1992, so that the same shall read, in its entirety, as follows:

                                   ARTICLE I.

         The name of this corporation is Open Solutions Inc.

                                   ARTICLE II.

         The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

                                  ARTICLE III.

         A. CLASSES OF STOCK. This corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the corporation is authorized to issue is Fifteen Million Seven Hundred Seventy-Five Thousand (15,775,000) shares. Nine Million Eight Hundred Thirty Thousand Four Hundred Seventeen (9,830,417) shares shall be Common Stock par value $.01 per share and Five Million Nine Hundred Forty-Four Thousand Five Hundred Eighty. Three (5,944,583) shares shall be Preferred Stock par value $.01 per share.

         B. RIGHTS, PREFERENCES AND RESTRICTIONS OF PREFERRED STOCK. The rights, preferences, privileges, and restrictions granted to and imposed on the Series A-1 Preferred Stock, which series shall consist of One Million (1,000,000) shares, the Series A-2 Preferred Stock, which series shall consist of Five Hundred Eighty-Three Thousand Three Hundred Thirty-Three (583,333) shares, the Series B Preferred Stock, which series shall consist of One Million Seven Hundred Thirty-Six Thousand Two Hundred Fifty (1,736,250) shares, the Series C Preferred Stock, which series shall consist of One Million Three Hundred Seventy-Five Thousand (1,375,000) shares and the Series D Preferred Stock, which series shall consist of One Million Two Hundred Fifty Thousand (1,250,000) shares are as set forth below in this Article III(B).

              1. DIVIDEND PROVISIONS. The holders of shares of Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock shall be entitled to receive dividends, out of any assets legally available therefor, prior and in preference to any declaration


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or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of this corporation) on the Common Stock of this corporation, at the rate of (i) $.11 per share per annum for the Series A-1 Preferred Stock and (ii) $.21 per share per annum for the Series A-2 Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock, or, if greater (as determined on a per-annum basis and an as-converted basis for the Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock), an amount equal to that paid on any other outstanding shares of this corporation, payable quarterly when, as and if declared by the Board of Directors in their sole discretion. Such dividends shall not be cumulative.

         2.   LIQUIDATION PREFERENCE.

              a. In the event of any liquidation, dissolution or winding up of this corporation, either voluntarily or involuntarily, the holders of Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of this corporation to the holders of Common Stock by reason of their ownership thereof, (i) for the Series A-1 Preferred Stock, an amount per share equal to the sum of (A) $1.50 for each outstanding share of Series A-1 Preferred Stock (the "Original Issue Price" for the Series A-1 Preferred Stock) and (B) an amount equal to declared but unpaid dividends on such share; (ii) for the Series A-2 Preferred Stock, an amount per share equal to the sum of (A) $3.00 for each outstanding share of Series A-2 Preferred Stock (the "Original Issue Price" for the Series A-2 Preferred Stock) and (B) an amount equal to declared but unpaid dividends on such share; (iii) for the Series B Preferred Stock, an amount per share equal to the sum of (A) $3.00 for each outstanding share of Series B Preferred Stock (the "Original Issue Price" for the Series B Preferred Stock) and (B) an amount equal to accrued, but unpaid, dividends on such share; (iv) for the Series C Preferred Stock, an amount per share equal to the sum of (A) $4.50 for each outstanding share of Series C Preferred Stock (the "Original Issue Price" for the Series C Preferred Stock) and (B) an amount equal to accrued, but unpaid, dividends on such share; and (v) for the Series D Preferred Stock, an amount per share equal to the sum of (A) $6.00 for each outstanding share of Series D Preferred Stock (the "Original Issue Price" for the Series D Preferred Stock) and (B) an amount equal to accrued, but unpaid, dividends on such share. If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series A-1 Preferred Stock, the Series A-2 Preferred Stock, the Series B Preferred Stock, Series C Preferred Stock and the Series D Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire assets and funds of the corporation legally available for distribution shall be distributed ratably among the holders of the Series A-1 Preferred Stock, the Series A-2 Preferred Stock, the Series B



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Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock
in proportion to the preferential amount each such holder is otherwise entitled to receive.

              b. Upon the completion of the distribution required by subparagraph (a) of this Section 2, the remaining assets of the corporation available for distribution to stockholders shall be distributed among the holders of Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Common Stock pro rata based on the number of shares of Common Stock held by each (assuming conversion of all such Preferred Stock).

              c.   (i)   For purposes of this Section 2, a liquidation,
dissolution or winding up of this corporation shall be deemed to be occasioned by, or to include: (A) the acquisition of the corporation by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation but excluding any merger effected exclusively for the purpose of changing the domicile of the corporation); or (B) a sale of all or substantially all of the assets of the corporation; UNLESS in the case of (A) or (B), the corporation's shareholders of record as constituted immediately prior to such acquisition or sale will, immediately after such acquisition or sale (by virtue of securities issued as consideration for the corporation's acquisition or sale or otherwise) hold at least 50% of the voting power of the surviving or acquiring entity.

                   (ii) In any of such events, if the consideration received by the corporation is other than cash, its value will be deemed its fair market value. Any securities shall be valued as follows:

                   (A) Securities not subject to investment letter or other similar restrictions on free marketability:

                         (1)   If traded on a securities exchange or through the
Nasdaq National Market System, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the thirty-day period ending three (3) days prior to the closing;

                         (2)   If actively traded over-the-counter, the value
shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty-day period ending three (3) days prior to the closing; and

                         (3)   If there is no active public market, the value
shall be the fair market value thereof, as mutually determined by the Board of the corporation and the holders of at least a majority of the voting power of all then outstanding shares of Preferred Stock.



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                   (B)   The method of valuation of securities subject to
investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a shareholder's status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in (A) (1), (2) or (3) to reflect the approximate fair market value thereof; as mutually determined by the Board of the corporation and the holders of at least a majority of the voting power of all then outstanding shares of such Preferred Stock.

                   (iii) In the event the requirements of this subsection 2(c) are not complied with, this corporation shall forthwith either:

                   (A) cause such closing to be postponed until such time as the requirements of this Section 2 have been complied with; or

                   (B) cancel such transaction, in which event the rights, preferences and privileges of the holders of the Series A-1 Preferred Stock, the Series A-2 Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to in subsection 2(c)(iv) hereof.

                   (iv) The corporation shall give each holder of record of Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and the Series D Preferred Stock written notice of such impending transaction not later than twenty (20) days prior to the shareholders' meeting called to approve such transaction, or twenty (20) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Section 2, and the corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than twenty (20) days after the corporation has given the first notice provided for herein or sooner than ten
(10) days after the corporation has given notice of any material changes provided for herein; PROVIDED, HOWEVER that such periods may be shortened upon the written consent of the holders of Preferred Stock that are entitled to such notice rights or similar notice rights and that represent at least a majority of the voting power of all then outstanding shares of such Preferred Stock.

              3.   [Intentionally left blank.]

              4. CONVERSION. The holders of the Series A-1 Preferred Stock, the Series A-2 Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):



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                   a.   RIGHT TO CONVERT. Each share of Series A-1 Preferred
Stock, Series A-2 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and the Series D Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of this corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Issue Price by the Conversion Price applicable to such share, determined as hereafter provided, in effect on the date the certificate is surrendered for conversion. The initial Conversion Price per share for shares of Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock shall be the Original Issue Price for such share; provided, however, that the Conversion Price for the Series A-1 Preferred Stock, the Series A-2 Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock shall be subject to adjustment as set forth in subsection 4(d). Accrued dividends, if any (i) on the Series A-1 Preferred Stock and the Series A-2 Preferred Stock will be eliminated upon conversion and shall not be applied upon conversion to the Common Stock; and (ii) on the Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock shall be payable upon conversion.

                   b. AUTOMATIC CONVERSION. Except as provided below in subsection 4(c), each share of Preferred Stock shall automatically be converted into shares of Common Stock at the Conversion Price at the time in effect for such share immediately upon the corporation's sale of its Common Stock in a firm commitment underwritten public offering pursuant to a registration statement under the Securities Act of 1933, as amended, the aggregate public offering price of which was at least $10,000,000, based on a public offering price of at least $6.00 per share of Common Stock with respect to conversion of Series A-1 Preferred Stock, Series A-2 Preferred Stock and Series B Preferred Stock and $7.50 per share of Common Stock with respect to conversion of Series C Preferred Stock and Series D Preferred Stock and the Common Stock is listed for trading on the Nasdaq National Market System.

                   c. MECHANICS OF CONVERSION. Before any holder of Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock shall be entitled to convert the same into shares of Common Stock, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of this corporation or of any transfer agent for such series of Preferred Stock, and shall give written notice to this corporation at its principal corporate office of his election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. This corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series B Preferred Stock Series C Preferred Stock or Series D Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such



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conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. If the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act of 1933, the conversion may, at the option of any holder tendering Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock upon conversion of the Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock shall not be deemed to have converted such Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock until immediately prior to the closing of such sale of securities.

                   d. CONVERSION PRICE ADJUSTMENTS OF PREFERRED STOCK FOR CERTAIN DILUTIVE ISSUANCES, SPLITS AND COMBINATIONS. The Conversion Price of the Series A-1 Preferred Stock, the Series A-2 Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock shall be subject to adjustment from time to time as follows:

                        (i) (A) Upon each issuance by this corporation of any Additional Stock (as defined below) after the effective date of filing of this Restated Certificate of Incorporation (the "Effective Date"), without consideration or for a consideration per share less than the Conversion Price for such series in effect immediately prior to the issuance of such Additional Stock, the Conversion Price for such series in effect immediately prior to each such issuance shall forthwith (except as otherwise provided in this clause (i)) be adjusted to a price equal to the quotient obtained by dividing the total computed under clause (x) below by the total computed under clause (y) below as follows:

                   (x)  an amount equal to the sum of

                        (1) the aggregate purchase price of the shares of such series sold pursuant to the agreement pursuant to which shares of such series are first issued (the "Stock Purchase Agreement"), plus



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                        (2)   the aggregate consideration, if any, received by
                   the corporation for all Additional Stock issued on or after the Effective Date for such series,

                   (y)  an amount equal to the sum of

                        (1) the aggregate purchase price of the shares of such series sold pursuant to the Stock Purchase Agreement divided by the Conversion Price for such shares in effect at the Effective Date for such series, plus

                        (2) the number of shares of Additional Stock issued since the Effective Date for such series.

                        (B) No adjustment of the Conversion Price for the Series A-1 Preferred Stock, the Series A-2 Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock or Series D Preferred Stock shall be made in an amount less than one cent per share, provided that any adjustments that are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to 3 years from the date of the event giving rise to the adjustment being carried forward, or shall be made at the end of 3 years from the date of the event giving rise to the adjustment being carried forward, and upon such adjustment the Conversion Price for such Preferred Stock shall be rounded up or down to the nearest cent. Except to the limited extent provided for in subsections (E)(3) and (E)(4), no adjustment of such Conversion Price pursuant to this subsection 4(d)(i) shall have the effect of increasing the Conversion Price above the Conversion Price in effect immediately prior to such adjustment.

                        (C) In the case of the issuance of Common Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by this corporation for any underwriting or otherwise in connection with the issuance and sale thereof

                        (D) In the case of the issuance of the Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined in good faith by the Board of Directors irrespective of any accounting treatment.

                        (E) In the case of the issuance of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for all purposes of this subsection 4(d)(i) and subsection 4(d)(ii):



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                        (1)   The aggregate maximum number of shares of Common
                   Stock deliverable upon exercise (whether or not then exercisable) of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subsections 4(d)(i)(C) and (d)(i)(D)), if any, received by the corporation upon the issuance of such options or rights plus the minimum exercise price provided in such options or rights for the Common Stock covered thereby.

                        (2) The aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange (whether or not then convertible or exchangeable) for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by the corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the corporation upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subsections 4(d)(i)(C) and (d)(i)(D)).

                        (3) In the event of any change in the number of shares of Common Stock deliverable or in the consideration payable to this corporation upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the anti-dilution provisions thereof, the Conversion Price of the Series A-1 Preferred Stock, the Series A-2 Preferred Stock and the Series B Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance



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                   of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

                        (4) Upon the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price of the Series A-1 Preferred Stock, the Series A-2 Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and Series D Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities that remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

                        (5) The number of shares of Common Stock deemed issued and the consideration deemed paid therefor pursuant to subsections 4(d)(i)(E)(i) and (2) shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either subsection 4(d)(i)(E)(3) or (4).

                        (ii) "Additional Stock" shall mean any shares of Common Stock issued (or deemed to have been issued pursuant to subsection 4(d)(i)(E)) by this corporation after the Effective Date other than:

                        (A) Common Stock issued pursuant to a transaction described in subsection 4(d)(iii) hereof;

                        (B) 1,610,000 shares of Common Stock issuable or issued (and not repurchased at cost by the corporation in connection with the termination of employment) to employees of this corporation directly or pursuant to the stock option plan approved by the Board of Directors of this corporation and existing on the Effective Date or such other stock option plan or restricted plan or amendment thereto approved by a majority of the holders of Preferred Stock;



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                        (C)   Common Stock issued upon conversion of shares of
                   Preferred Stock;

                        (D) shares of Common Stock issued or issuable in a public offering in connection with which all outstanding shares of Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock will be converted to Common Stock;

                        (E) the warrants to purchase up to 192,916 shares of Series B Preferred Stock issued by the corporation in connection with the initial sale of the Series B Preferred Stock (the "Series B Warrants"), the Series B Preferred Stock issued upon exercise of the Series B Warrants and the Common Stock issued upon conversion of such Series B Preferred Stock;

                        (F) the warrants to purchase up to 152,778 shares of Series C Preferred Stock issued by the corporation in connection with the initial sale of the Series C Preferred Stock (the "Series C Warrants"), the Series C Preferred Stock issued upon exercise of the Series C Warrants and the Common Stock issued upon conversion of such Series C Preferred Stock; or

                        (G) the warrants to purchase up to 416,667 shares of Series D Preferred Stock issued by the corporation in connection with the initial sale of the Series D Preferred Stock (the "Series D Warrants"), the Series D Preferred Stock issued upon exercise of the Series D Warrants and the Common Stock issued upon conversion of such Series D Preferred Stock.

                        (iii) In the event the corporation should at any time or from time to time after the Effective Date fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of



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such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price of the Series A-1 Preferred Stock, the Series A-2 Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and Series D Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase of the aggregate of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents.

                        (iv) If the number of shares of Common Stock outstanding at any time after the Effective Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price for the Series A-1 Preferred Stock, the Series A-2 Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares.

              e. OTHER DISTRIBUTIONS. In the event this corporation shall declare a distribution to holders of the corporation's Common Stock payable in securities of other persons, evidences of indebtedness issued by this corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in subsection 4(d)(iii), then, in each such case for the purpose of this subsection 4(e), the holders of the Series A-1 Preferred Stock, the Series A-2 Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and Series D Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the corporation into which their shares of Series A-1 Preferred Stock, the Series A-2 Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock or the Series D Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the corporation entitled to receive such distribution.

              f. RECAPITALIZATIONS. If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 4 or Section 2), provision shall be made so that the holders of the Series A-1 Preferred Stock, the Series A2 Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock shall thereafter be entitled to receive upon conversion of such Preferred Stock the number of shares of stock or other securities or property of the Company or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the holders of the Series A-1 Preferred Stock, the Series A-2 Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock after



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the recapitalization to the end that the provisions of this Section 4 (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of the Series A-1 Preferred Stock, the Series A-2 Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

              g. NO IMPAIRMENT. This corporation will not, by amendment of its Articles of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A-1 Preferred Stock, the Series A-2 Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock against impairment.

              h.   NO FRACTIONAL SHARES AND CERTIFICATE AS TO ADJUSTMENTS.

                   (i) No fractional shares shall be issued upon the conversion of any share or shares of the Series A-1 Preferred Stock, the Series A-2 Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock or the Series D Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Series A-1 Preferred Stock, Series A-2 Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

                   (ii) Upon the occurrence of each adjustment or readjustment of the Conversion Price of the Series A-1 Preferred Stock, the Series A-2 Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock or the Series D Preferred Stock pursuant to this Section 4, this corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. This corporation shall, upon the written request at any time of any holder of Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment,
(B)
the Conversion Price for such series of Preferred Stock at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of such Preferred Stock

              i. NOTICES OF RECORD DATE. In the event of any taking by this corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, this corporation shall mail to each holder of Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, at least 20 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend distribution or right.

              j. RESERVATION OF STOCK ISSUABLE UPON CONVERSION. This corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A-1 Preferred Stock, the Series A-2 Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, in addition to such other remedies as shall be available to the holder of such Preferred Stock, this corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite shareholder approval of any necessary amendment to these articles.

              k.   NOTICES. Any notice required by the provisions of this
Section 4 to be given to the holders of shares of Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of this corporation.

         5.   VOTING RIGHTS.

              a. Except as set forth in subsection 5(b) of this Section 5, the holder of each share of Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock shall have the right to one vote for each share of Common Stock, if and when issued, into which such Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock could then be converted, and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled, outstanding any provision hereof, to notice of any shareholders' meeting in accordance with the Bylaws of this corporation, and shall be entitled to vote, together with holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote. Fractional votes shall not, however, be permitted and any fractional voting rights available on an as-converted basis (after aggregating all shares into which shares of preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).

              b. ELECTION OF DIRECTORS. Except as set forth below, at each election of directors in which there are shares of Preferred Stock outstanding, the holders of Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series B Preferred Stock and Series C Preferred Stock and Series D Preferred Stock, voting together as a separate class, shall be entitled to elect four (4) members to the Board of Directors. Except as set forth below, at each election of directors in which there are shares of Preferred Stock outstanding, the holders of Common Stock, voting separately as a class, shall be entitled to elect four
(4) members to the Board of Directors. Except as set forth below, at each election of directors, the holders of Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Common Stock, voting together as a separate class, shall be entitled to elect one member, or such additional number of members as the majority of the holders of Preferred Stock and Common Stock each voting as a separate class shall approve, to the Board of Directors.

              c. Vacancies in the Board of Directors may be filled only by the vote of a majority of the outstanding shares entitled to vote thereon represented at a duly held meeting at which a quorum is present, or by written consent of a majority of the shares entitled to vote thereon. Each director so elected shall hold office until the next annual meeting of shareholders and until a successor has been elected and qualified.

         6.   PROTECTIVE PROVISIONS.

              a. So long as any shares of Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock are outstanding, this corporation shall not, without first obtaining the approval (by vote or written consent, as provided by law) of the holders of a majority of the outstanding Preferred Stock, which majority must include the holders of a majority of the outstanding Series B Preferred Stock that is entitled to vote with respect to the matter and the holders of a majority of the outstanding Series C Preferred Stock that is entitled to vote with respect to the matter:

                   (i) sell, convey, or otherwise dispose of or encumber all or substantially all of its property or business or merge into or consolidate with any other corporation (other than a wholly-owned subsidiary corporation) or effect any transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the corporation is disposed of;

                   (ii) alter or change the rights, preferences or privileges of the shares of Series A-1 Preferred Stock, the Series A-2 Preferred Stock, the Series B Preferred Stock or the Series C Preferred Stock so as to affect adversely the shares;

                   (iii) increase or decrease (other than by redemption or conversion) the total number of authorized shares of Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series B Preferred Stock or Series C Preferred Stock;

                   (iv) create (by new authorization, reclassification, recapitalization or otherwise) any class or series of stock or any other securities convertible into equity securities of this corporation having a preference over, or being on a parity with, the Series A-1 Preferred Stock, the Series A-2 Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock or the Series D Preferred Stock with respect to voting, dividends or upon liquidation;

                   (v) effect a reclassification or recapitalization of the outstanding capital stock of the corporation;

                   (vi) amend Article VII hereof to provide limits on director liability or indemnification other than to the maximum extent permitted by law; or

                   (vii) change the size of the corporation's Board of Directors from its existing size of nine (9).

              b. So long as any shares of Series B Preferred Stock or Series C Preferred Stock are outstanding, this corporation shall not, without first obtaining the approval (by vote or written consent, as provided by law) of the holders of two-thirds (2/3) of the outstanding shares of each such series of Preferred Stock, cause a conversion under Section 4(b) hereof.

              c. So long as any shares of Series D Preferred Stock are outstanding, this corporation shall not, without first obtaining the approval (by vote or written consent, as provided by law) of the holders of a majority of the outstanding shares of Series D Preferred Stock:

                   (i) alter or change the rights, preferences or privileges of the shares of Series D Preferred Stock so as to affect adversely such shares;

                   (ii) increase or decrease (other than by redemption or conversion) the total number of authorized shares of Series D Preferred Stock;

                   (iii) effect a reclassification or recapitalization of the outstanding capital stock of the corporation so as to (x) alter or change the rights, preferences or privileges of the shares of Series D Preferred Stock so as to affect adversely such shares or (y) increase or decrease (other than by redemption or conversion) the total number of authorized shares of Series D Preferred Stock; or

                   (iv) amend Article VII hereof to provide limits on director liability or indemnification other than to the maximum extent permitted by law.

              7.   STATUS OF CONVERTED STOCK. In the event any shares of
Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock shall be converted pursuant to Section 4 hereof, the shares so converted shall be cancelled and shall not be issuable by the corporation. The Articles of Incorporation of this corporation shall be appropriately amended to effect the corresponding reduction in the corporation's authorized capital stock.

         C.   COMMON STOCK.

              1. DIVIDEND RIGHTS. Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, the holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any assets of the corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors in their sole discretion.

              2. LIQUIDATION RIGHTS. Upon the liquidation, dissolution or winding up of the corporation, the assets of the corporation shall be distributed as provided in Section 2 of Division (B) of this Article III hereof.

              3.   [Intentionally left blank.]

              4. VOTING RIGHTS. The holder of each share of Common Stock shall have the right to one vote, and shall be entitled to notice of any shareholders' meeting in accordance with the Bylaws of this corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law.

                                   ARTICLE IV.

         In furtherance and not in limitation of the powers conferred by statute, the Board of Directors shall have the power, subject to the provisions of Section B.6 of Article III, both before and after receipt of any payment for any of the corporation's capital stock, to adopt, amend, repeal or otherwise alter the Bylaws of the corporation without any action on the part of the stockholders; provided, however, that the grant of such power to the Board of Directors shall not divest the stockholders of, nor limit their power, subject to the provisions of Section B.6 of Article THREE, to adopt, amend, repeal or otherwise alter the Bylaws or otherwise limit any other stockholder rights.

                                   ARTICLE V.

         Elections of directors need not be by written ballot unless the Bylaws of the corporation shall so provide.

                                   ARTICLE VI.

         The corporation reserves the right to adopt, repeal, rescind or amend in any respect any provisions contained in this Restated Certificate of Incorporation in the manner now or hereafter prescribed by applicable law, and all rights conferred on stockholders herein are granted subject to this reservation.

                                  ARTICLE VII.

         A director of the corporation shall, to the fill extent permitted by the Delaware General Corporation Law as it now exists or as it may hereafter be amended, not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Neither any amendment nor repeal of this Article VII, nor the adoption of any provision of this Restated Certificate of Incorporation inconsistent with this Article VII, shall eliminate or reduce the effect of this Article VII in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article VII, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

                                  ARTICLE VIII.

         Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the corporation.

                                   ARTICLE IX.

         To the fullest extent permitted by applicable law, the corporation is authorized to provide indemnification of (and advancement of expenses to) officers and agents of the corporation (and any other persons to which Delaware law permits the corporation to provide indemnification) through bylaw provisions, agreements with such officers, agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the Delaware General Corporation Law, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to actions for breach of duty to the corporation, its stockholders, and others.

                                   ARTICLE X.

         The address of the Corporation's registered office in the State of Delaware is 1013 Centre Road, in the City of Wilmington, County of New Castle, Delaware 19805. The Corporation's registered agent at such address is Corporation Service Company.

         This Restated Certificate of Incorporation has been duly adopted by the written consent of the stockholders in accordance with the provisions of Sections 242, 245 and 228 of the General corporation Law of Delaware, as amended, and written notice has been given as provided in Section 228 of the General Corporation Law of Delaware.






                           [INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, OPEN SOLUTIONS INC., has caused this certificate to be signed by its President as of this 22 day of August, 1997.

                                        OPEN SOLUTIONS INC.

                                        By /s/ Douglas K. Anderson
                                           -------------------------
                                           Douglas K. Anderson
                                           Its President

                         FIRST CERTIFICATE OF AMENDMENT
                                       OF
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                               OPEN SOLUTIONS INC.

         OPEN SOLUTIONS INC. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware (the "General Corporation Law"), does hereby certify:

         FIRST: That the Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of August 22, 1997; and

         SECOND: That, pursuant to the provisions of Section 242 of the General Corporation Law, the Board of Directors of the Corporation, at the Board of Directors meeting held February 25, 1998, duly adopted resolutions setting forth a proposed first amendment to the Restated Certificate of Incorporation of the Corporation, declared said proposed first amendment to be advisable and directed that it be submitted to the stockholders of the Corporation for approval; and

         THIRD: That thereafter, pursuant to the provisions of Sections 228 and 242 of the General Corporation Law, the stockholders of the Corporation, by written consent filed with the minutes of the stockholders' meetings, duly adopted the following resolution setting forth the proposed amendment:

         RESOLVED, that the Restated Certificate of Incorporation of the Corporation be, and it hereby is, amended by deleting, in its entirety, the first full paragraph of Article III thereof and substituting for the first full paragraph of Article III the following:

                  "A. CLASSES OF STOCK. This corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the corporation is authorized to issue is Twenty-five Million (25,000,000) shares. Nineteen Million, Fifty-five Thousand, Four Hundred Seventeen (19,055,417) shares shall be Common Stock par value $.01 per share and Five Million Nine Hundred Forty-Four Thousand Five Hundred Eighty Three (5,944,583) shares shall be Preferred Stock par value $.01 per share."

         FOURTH: That said amendment was only adopted in accordance with the provisions of Section 242 of the General Corporation Law.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by its President this ninth day of March, 1998.

                                       OPEN SOLUTIONS INC.

                                       By: /s/ Clifford I. Waggoner
                                           -------------------------------
                                           Clifford I. Waggoner, Secretary

                         SECOND CERTIFICATE OF AMENDMENT
                                       OF
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                               OPEN SOLUTIONS INC.


         OPEN SOLUTIONS INC. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware (the "General Corporation Law"), does hereby certify:

         FIRST: That the original Certificate of Incorporation of the Corporation was filed with the Secretary of State on May 19, 1992.

         SECOND: That, pursuant to the provisions of Section 242 of the General Corporation Law, the Board of Directors of the Corporation, by unanimous written consent in accordance with the provisions of Section 141(f) of the General Corporation Law, and the stockholders of the Corporation, by written consent in accordance with Section 228 of the General Corporation Law, duly adopted the following resolutions setting forth a proposed second amendment to the Restated Certificate of Incorporation of the Corporation:

                  RESOLVED, that Article III, Section B.4.d(ii)B of the Corporation's Restated Certificate of Incorporation be and hereby is amended by deleting such section in its entirety and replacing it with the following:

                           "(B) 3,000,000 shares of Common Stock issuable or issued (and not repurchased at cost by the corporation in connection with the termination of employment) to employees, directors, consultants, advisors, suppliers and vendors of this corporation directly or pursuant to the stock option plan approved by the Board of Directors of this corporation and existing on the Effective Date or such other stock option plan or restricted plan or amendment thereto approved by a majority of the holders of Preferred Stock;"; and be it

                  FURTHER RESOLVED, that there be and there hereby is added the following sentence as the penultimate sentence of Article III, Section B.4.a:

                           "As of the date of this Amendment to the Restated Certificate of Incorporation, the Conversion Price per share for shares of Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock shall be the Original Issue Price for such share."

          THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law.

          IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by its Chairman of the Board and Chief Executive Officer this 13th day of July, 1998.



                                        OPEN SOLUTIONS INC.


                                        By:  /s/ Douglas K. Anderson
                                             ----------------------------------
                                             Douglas K. Anderson
                                             Its Chairman of the Board and
                                             Chief Executive Officer